UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: November 30, 2010

(Date of earliest event reported)

KODIAK OIL & GAS CORP.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-32920

Yukon Territory	N/A
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1625 Broadway, Suite 250

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 592-8075

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

First Amendment to Credit Agreement

On November 30, 2010, Kodiak Oil & Gas (USA) Inc. (“Subsidiary”), a wholly-owned subsidiary of Kodiak Oil & Gas Corp. (the “Company”), entered into the First Amendment to Credit Agreement (the “First Amendment”) with Wells Fargo Bank, N.A., which amends that certain Credit Agreement (the “Credit Agreement”) between Subsidiary and Wells Fargo Bank, N.A., dated May 24, 2010.

The First Amendment amends the Credit Agreement to, among other things: (1) increase the borrowing base of the Credit Agreement from $20 million to $50 million; (2) permit the Second Lien Credit Agreement (as defined below); (3) limit the ratio of total debt to EBITDAX (as defined in the Credit Agreement) to 4.0 to 1.0 for the four fiscal quarters ending on the last day of any fiscal quarter ending on or before December 31, 2010 and to 3.75 to 1.0 for the four fiscal quarters ending on the last day of each fiscal quarter thereafter; (4) add a covenant requiring Subsidiary to maintain a ratio of EBITDAX to Interest Expense (each as defined in the Credit Agreement) of at least 3.0 to 1.0 for the four fiscal quarters ending on the last day of any fiscal quarter; and (5) add event of defaults to include a cross-default to the Second Lien Credit Agreement and a default as the result of the failure of the Intercreditor Agreement (as defined in the Credit Agreement) to be valid, binding and enforceable.  All other material terms of the Credit Agreement remain unchanged. For a description of the Credit Agreement, see the Company’s Current Report on Form 8-K filed on May 27, 2010.

In connection with the closing of the Acquisition (described below), Subsidiary incurred $49.8 million of new borrowings under the Credit Agreement, as amended by the First Amendment.

The foregoing description of the First Amendment is a summary only and is qualified in its entirety by reference to the complete text of the First Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Second Lien Credit Agreement

On November 30, 2010, Subsidiary entered into a $75 million second lien term loan credit agreement with an initial commitment of $40 million (the “Second Lien Credit Agreement”) with Wells Fargo Energy Capital, Inc. and any other lender party thereto from time to time (collectively, the “Lenders”). In connection with the closing of the Acquisition (described below), the Subsidiary drew down the entire $40 million commitment.

Concurrently with Subsidiary’s entry into the Second Lien Credit Agreement, the Company entered into a guarantee (the “Guarantee”) pursuant to which the Company guarantees to the Lenders all of the obligations of Subsidiary under the Second Lien Credit Agreement and pledges a security interest in 100% of its equity interests in Subsidiary as collateral support for the Company’s obligations under the Guarantee and the obligations of Subsidiary under the Second Lien Credit Agreement.  Additionally, Subsidiary entered into a second lien guarantee and collateral agreement (the “Collateral Agreement”) pursuant to which it granted a security interest on a second priority basis in substantially all of its assets, and Subsidiary provided second lien mortgages on at least 80% of its interests in oil and gas properties on a discounted basis.

Interest on the loans under the Second Lien Credit Agreement will accrue based on one of the following two fluctuating reference rates in a manner prescribed under the applicable loan documents: (1) the LIBOR rate (which is primarily based on the London interbank market rate), subject to a floor of 2.5% and (2) the alternate base rate (which is primarily based on Wells Fargo’s “prime” rate).  Loans that accrue at the LIBOR rate, subject to the 2.5% floor, are subject to an additional margin of 8%.  Loans that accrue at the alternate base rate are subject to an additional margin of 7%.

The outstanding principal balance of the loan under the Second Lien Credit Agreement, together with all unpaid fees and expenses relating thereto, shall be due and payable no later than November 24, 2014 (the “Maturity

Date”).  Subsidiary may preepay the loan in whole or in part at any time after November 30, 2011, subject to the following: (i) if prepayment takes place at any time during the period commencing on November 30, 2011 through November 29, 2012, the loan may be prepaid in whole or in part so long as the principal amount is accompanied by a premium equal to 2.0% of such principal prepaymentand (ii) if prepayment takes place at any time during the period commencing on November 30, 2012 through the day prior to the Maturity Date, the loan may be prepaid in whole or in part so long as the principal amount repaid is accompanied by a premium equal to 1.0% of such principal prepayment.

The Second Lien Credit Agreement contains representations, warranties, covenants, conditions and defaults customary for transactions of this type, including but not limited to restrictions or requirements with respect to additional debt, liens, investments, hedging activities, acquisitions, dividends, mergers, sales of assets, transactions with affiliates and capital expenditures.  In addition, the Second Lien Credit Agreement includes financial covenants substantially similar to those under the Credit Agreement, as amended by the First Amendment, and an additional covenant addressing limitations on Subsidiary’s ratio of Total Proved PW10% to Total Debt (each as defined in the Second Lien Credit Agreement).

In the event of a default under the Second Lien Credit Agreement, Subsidiary’s obligations may be accelerated and the Company’s guarantee obligations may be enforced.  Events of default include but are not limited to: failure to pay as required under the Second Lien Credit Agreement; a default under the Credit Agreement, as amended by the First Amendment; material misrepresentation; voluntary or involuntary bankruptcy proceedings; entry against Subsidiary of a judgment for the payment of money in excess of $1,000,000 (not covered by qualified third party insurance) and certain non-monetary judgments; default with respect to other indebtedness owed by Subsidiary; and certain events constituting a “change in control”.

The foregoing description of the Second Lien Credit Agreement, theGuarantee and the Collateral Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Second Lien Credit Agreement and Guarantee, copies of which are attached as Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed, on October 19, 2010, the Company and Subsidiary entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Peak Grasslands, LLC (“Seller”), a private oil and gas company, under which, among other things, Subsidiary agreed to acquire from the Seller certain oil and gas properties located in the State of North Dakota and various other related permits, contracts, equipment, data and other assets (the “Acquisition”).  The effective date of the Purchase Agreement is August 1, 2010.  On November 30, 2010, the parties closed the Acquisition for aggregate cash consideration of $110 million.  The Acquisition was funded by cash on hand and borrowings under the Company’s Credit Agreement, as amended by the First Amendment, and the Second Lien Credit Agreement.  As previously announced, the Purchase Agreement provided that, under certain circumstances, a portion of the purchase price was to be paid through the issuance to Seller of 2,750,000 common shares.  In accordance with the terms of the Purchase Agreement, Subsidiary paid the entire purchase price with cash in the aggregate amount of $110 million and, as such, no common shares were issued to Seller under the Purchase Agreement.

Pursuant to the Acquisition, the Company acquired approximately 19,016 gross (11,742 net) mineral acres in McKenzie County, North Dakota and 4,117 gross (2,752 net) mineral acres in northern Williams County and southern Divide County, North Dakota. The Company will operate substantially all of the leasehold acquired.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed on October 25, 2010 and which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

The statements of operating revenues and direct operating expenses of the properties acquired in the Acquisition for the period from March 1, 2009 (inception) to December 31, 2009, the nine month period ended September 30, 2010 (unaudited) and the period from March 1, 2009 (inception) to September 30, 2009 (unaudited) are incorporated herein by reference from Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 4, 2010, as amended on December 2, 2010.

(b) Pro Forma Financial Information.

Unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2010 and the condensed consolidated balance sheet as of September 30, 2010 are incorporated herein by reference from Exhibit 99.2 to the Company’s Current Report filed on Form 8-K with the SEC on November 4, 2010, as amended on December 2, 2010.

Unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2009 and the year ended December 31, 2009 are incorporated herein by reference from Exhibit 99.3 to the Company’s Current Report filed on Form 8-K with the SEC on November 4, 2010, as amended on December 2, 2010.

(d) Exhibits.

Exhibit 10.1	First Amendment to Credit Agreement among Kodiak Oil & Gas (USA) Inc., Wells Fargo Bank, N.A. and The Lenders Signatory Thereto, effective as of November 30, 2010.

Exhibit 10.2	Second Lien Credit Agreement, dated as of November 30, 2010, among Kodiak Oil & Gas (USA) Inc., Wells Fargo Energy Capital, Inc. and The Lenders Party Thereto.

Exhibit 10.3	Second Lien Guarantee and Pledge Agreement made by Kodiak Oil & Gas Corp. in favor of Wells Fargo Energy Capital, Inc., dated as of November 30, 2010.

Exhibit 10.4	Second Lien Guarantee and Collateral Agreement made by each of the Grantors (as defined therein) in favor of Wells Fargo Energy Capital, Inc., dated as of November 30, 2010.

Exhibit 99.1

Statements of operating revenues and direct operating expenses of the properties acquired by Kodiak Oil & Gas Corp. for the period from March 1, 2009 (inception) to December 31, 2009 and the nine month period ended September 30, 2010 (unaudited) and the period from March 1, 2009 (inception) to September 30, 2009 (unaudited)*

Exhibit 99.2	Unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2010 and the condensed consolidated balance sheet as of September 30, 2010*

Exhibit 99.3	Unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2009 and the year ended December 31, 2009*

* Incorporated herein by reference from the Company’s Current Report filed on Form 8-K with the SEC on November 4, 2010, as amended on December 2, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KODIAK OIL & GAS CORP.

By:	/s/ James P. Henderson
James P. Henderson
Secretary, Treasurer and Chief Financial Officer

Date: December 2, 2010

EXHIBIT INDEX

Exhibit 10.1	First Amendment to Credit Agreement among Kodiak Oil & Gas (USA) Inc., Wells Fargo Bank, N.A. and The Lenders Signatory Thereto, effective as of November 30, 2010.

Exhibit 10.2	Second Lien Credit Agreement, dated as of November 30, 2010, among Kodiak Oil & Gas (USA) Inc., Wells Fargo Energy Capital, Inc. and The Lenders Party Thereto.

Exhibit 10.3	Second Lien Guarantee and Pledge Agreement, made by Kodiak Oil & Gas Corp. in favor of Wells Fargo Energy Capital, Inc., dated as of November 30, 2010.

Exhibit 10.4	Second Lien Guarantee and Collateral Agreement made by each of the Grantors (as defined therein) in favor of Wells Fargo Energy Capital, Inc., dated as of November 30, 2010.

Exhibit 99.1

Statements of operating revenues and direct operating expenses of the properties acquired by Kodiak Oil & Gas Corp. for the period from March 1, 2009 (inception) to December 31, 2009 and the nine month period ended September 30, 2010 (unaudited) and the period from March 1, 2009 (inception) to September 30, 2009 (unaudited)*

Exhibit 99.2	Unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2010 and the condensed consolidated balance sheet as of September 30, 2010*

Exhibit 99.3	Unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2009 and the year ended December 31, 2009*

* Incorporated herein by reference from the Company’s Current Report filed on Form 8-K with the SEC on November 4, 2010, as amended on December 2, 2010.